Exhibit 99.1

Pursuant to Rule 13d-1(k)(1)(iii) of Regulation 13D-G of the General Rules and Regulations of the Securities and Exchange Commission under the Securities and Exchange Act of 1934, as amended, the undersigned agrees that the statement to which this Exhibit is attached is filed on behalf of each of them.

Dated: February 6, 2009

Draper Associates, Inc.

By:	/s/ Timothy C. Draper
	Name:	Timothy C. Draper
	Title:	President

Draper Associates, L.P.

By:	Draper Associates, Inc. (General Partner)

By:	/s/ Timothy C. Draper
	Name:	Timothy C. Draper
	Title:	President

Draper Fisher Jurvetson Fund VI, L.P.

By:	Draper Fisher Jurvetson Management Co. VI, LLC (General Partner)

By:	/s/ Timothy C. Draper
	Name:	Timothy C. Draper
	Title:	Managing Member

Draper Fisher Jurvetson Management Co. VI, LLC

By:	/s/ Timothy C. Draper
Name: Timothy C. Draper
Title: Managing Member

Draper Fisher Jurvetson Partners VI, LLC

By:	/s/ Timothy C. Draper
Name:	Timothy C. Draper
Title:	Managing Member

/s/ Timothy C. Draper
Timothy C. Draper

/s/ John H. N. Fisher
John H. N. Fisher

John H. N. Fisher and Jennifer Caldwell Living Trust dated 1/7/00, as amended and restated on 3/27/08

By:	/s/ John H. N. Fisher
Name:	John H. N. Fisher
Title:	Co-Trustee

/s/ Stephen T. Jurvetson
Stephen T. Jurvetson

JABE, LLC

By:	/s/ Timothy C. Draper
Name:	Timothy C. Draper
Title:	Managing Member